        As filed with the Securities and Exchange Commission on July 10, 1996
                                             Registration No. 333-__________

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                         -------------------------

                                  FORM S-8
          Registration Statement under the Securities Act of 1933

                         -------------------------

                              INTERLEAF, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         -------------------------

          Massachusetts                              04-2729042
(STATE OR OTHER JURISDICTION OF)        (IRS EMPLOYER IDENTIFICATION NUMBER)
 INCORPORATION OR ORGANIZATION)

      62 Fourth Avenue, Waltham, MA                     02154
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


                      1994 EMPLOYEE STOCK OPTION PLAN
                          (FULL TITLE OF THE PLAN)

                         -------------------------

                      John K. Hyvnar, General Counsel
                              Interleaf, Inc.
                              62 Fourth Avenue
                        Waltham, Massachusetts 02154
                  (NAME AND ADDRESS OF AGENT FOR SERVICE)

                              (617) 290-0710
        (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS                PROPOSED MAXI-    PROPOSED MAXI-     AMOUNT OF
 SECURITIES TO BE   AMOUNT TO BE    MUM OFFERING      MUM AGGREGATE   REGISTRATION
    REGISTERED       REGISTERED  PRICE PER SHARE(1) OFFERING PRICE(1)     FEE
- ------------------- ------------ ------------------ ----------------- ------------
Common Stock,         750,000
$.01 par value        shares           $4.56           $3,420,000        $1,180

- --------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h), under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock in the National Market System as reported by NASDAQ on July 2, 1996.

This Registration Statement on Form S-8 relates to 750,000 additional shares of Common Stock, $.01 par value per share, to be offered pursuant to the 1994 Employee Stock Option Plan (the "Plan") of Interleaf, Inc. A Registration Statement on Form S-8 relating to shares of Common Stock offered pursuant to the Plan was filed with the Securities and Exchange Commission on September 16, 1994 and is effective. The contents of such Registration Statement on Form S-8 (file No. 33-84214) are hereby incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 2, 1996.

                             INTERLEAF, INC.
                             By:   /s/ Ed Koepfler
                                 ----------------------------------
                                   President and Chief Executive Officer

                               POWER OF ATTORNEY

We, the undersigned officers and directors of Interleaf, Inc., hereby severally constitute and appoint Ed Koepfler, G. Gordon M. Large and John K. Hyvnar, and each of them acting singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Interleaf, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

WITNESS our hands and common seal on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    SIGNATURE                              TITLE                             DATE
    ---------                              -----                             ----
/s/ Ed Koepfler            President  and Chief Executive Officer         July 2, 1996
- -------------------------
Ed Koepfler                and Director (principal executive officer)

/s/ G. Gordon M. Large     Executive Vice President and Chief Financial   July 2, 1996
- -------------------------
G. Gordon M. Large         Officer and Director (principal financial and
                           accounting officer)

/s/ Frederick B. Bamber    Director                                       July 2, 1996
- -------------------------
Frederick B. Bamber

    SIGNATURE                              TITLE                             DATE
    ---------                              -----                             ----
/s/ David A. Boucher       Chairman of the Board of Directors             July 2, 1996
- -------------------------
David A. Boucher

/s/ Clinton P. Harris      Director                                       July 2, 1996
- -------------------------
Clinton P. Harris

/s/ George D. Potter, Jr.  Director                                       July 2, 1996
- -------------------------
George D. Potter, Jr.

                                     EXHIBIT INDEX

EXHIBIT                                                                 METHOD
 NUMBER            DESCRIPTION OF EXHIBIT                             OF FILING
- -------            ----------------------                             ---------
 4(a)    Specimen certificate for shares of Common Stock                 [i]

 4(b)    Rights Agreement, dated July 15, 1988, between the Company
         and The First National Bank of Boston                          [ii]

 5       Opinion of John K. Hyvnar, Esq.                               included

23(a)    Consent of John K. Hyvnar, Esq. (included in Exhibit 5)       included

23(b)    Consent of Ernst & Young LLP, independent auditors            included

24       Power of Attorney                                             included

- -------------------

[i] Incorporated herein by reference is the applicable Exhibit to the Company's Registration Statement on Form S-1, File No. 33-5743.

[ii] Incorporated herein by reference is the applicable Exhibit to the Company's Registration Statement on Form 8-A, filed July 27, 1988.